As filed with the Securities and Exchange Commission on September 30, 2008
Registration No. 333-132201

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOYOTA MOTOR CREDIT CORPORATION
(Exact Name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3775816 (I.R.S. Employer Identification Number)

19001 South Western Avenue
Torrance, California 90509
(310) 468-1310
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Geri Brewster, Esq.
General Counsel
Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509
(310) 468-3554

Approximate date of commencement of proposed sale to the public:  From time to time after this Post Effective Amendment becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Debt Securities	--	$6,000,000,000	$235,800

(1)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933.

(2)
This post effective amendment is being filed to pay additional registration fees in advance of future offerings of the Debt Securities in reliance upon Rules 456(b) and 457(r) promulgated under the Securities Act of 1933.

EXPLANATORY NOTE

This Post Effective Amendment has been filed by the registrant to pay an additional $235,800 in filing fees to be applied to future offerings of its debt securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on September 30, 2008.

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ Christopher Ballinger
Christopher Ballinger
Group Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, effective as of September 30, 2008.

Name	Title

/s/ David Pelliccioni	Senior Vice President, Chief Administrative Officer, Secretary and Director
David Pelliccioni

/s/ Ichiro Yajima	Executive Vice President, Treasurer and Director
Ichiro Yajima

/s/ Christopher Ballinger	Group Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Christopher Ballinger

George E. Borst Yukitoshi Funo By: /s/David Pelliccioni David Pelliccioni Attorney-in-fact for George E. Borst Yukitoshi Funo	President, Chief Executive Officer and Director Director

Takahiko Ijichi	Director

/s/ James E. Lentz
James E. Lentz	Director

Takeshi Suzuki	Director

Eiji Hirano	Director

II-1